UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 22, 2019

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2019, Boxlight Corporation, a Nevada corporation (Nasdaq:BOXL), entered into a securities purchase agreement with Lind Global Marco Fund, LP (the “Investor”) that contemplates a $4,000,000 working capital financing for Boxlight and its subsidiaries. The investment is in the form of a $4,400,000 principal amount secured convertible Boxlight note with a maturity date of 24 months from the date of funding. The note is convertible at the option of the Investor into our Class A voting common stock at a fixed conversion price of $4.00 per share. We will have the right to force the Investor to convert up to 50% of the outstanding amount of the note if the volume weighted average closing price of our Class A common stock trades above $8.00 for 30 consecutive days; and 100% of the outstanding amount of the note if the volume weighted average closing price of our Class A common stock trades above $12.00 for 30 consecutive days. At closing a total of $4,000,000 will be funded under the note.

We anticipate that the closing of the funding by the Investor will be on or about March 29, 2019 or shortly thereafter.

We are required to make monthly interest payments on the note at the rate of 8% per annum and principal payments in 18 equal monthly installments of $244,444.44 each, commencing six months after closing. So long as shares of our Class A common stock are registered for resale under the Securities Act or may be sold without restriction on the number of shares or manner of sale, we have the right to make interest payments in the form of additional shares of Class A common stock.

We have the right to prepay the convertible note at any time with no penalty (the “Buy-Back Right”). Should we exercise our Buy-Back Right, the Investor will have the option of converting 25% of the outstanding $4.4 million principal amount of the note into shares of our Class A common stock.

The convertible note is secured by a second priority lien on our assets and properties, subordinated only to the lien of Sallyport Commercial Finance LLC.

The foregoing descriptions of the securities purchase agreement and related exhibits, including a note, security agreement and intercreditor agreement, do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated by reference herein to this Item 1.01 in their entirety.

Item 7.01. Regulation FD Disclosure.

On March 25, 2019, the Company issued a press release announcing the financing transaction with Lind Global Macro Fund, LP. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description

10.1	Securities Purchase Agreement, dated March 22, 2019 between Boxlight Corporation and Lind Global Macro Fund, LP.

10.2	Form of $4,400,000 Secured Convertible Promissory Note of Boxlight Corporation to Lind Global Macro Fund, LP.

10.3	Security Agreement between Boxlight Corporation and Lind Global Macro Fund, LP.

10.4	Intercreditor Agreement, dated March 22, 2019, between Sallyport Commercial Finance, LLC, Lind Global Macro Fund, LP and Boxlight Corporation.

99.1	Press Release dated March 25, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2019

BOXLIGHT CORPORATION

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	President

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